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[FERGUSON & COMPANY LETTERHEAD APPEARS HERE]
                                             Financial
                                             Institution
                                             Consulting


Suite 305
860 W. Airport Frwy
Hurst, Texas 76054
(817) 577-9558                          October 30, 1998
(817) 577-3054 Fax


Board of Directors
Citizens Bank, FSB
401 West Innes Street
Salisbury, North Carolina 28144

Directors:

        We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Citizens Bank, FSB, Salisbury, North Carolina, and any amendments thereto, and in the Form S-1 Registration Statement of Innes Street Financial Corporation and any amendments thereto. We also hereby consent to the inclusion of, summary of, and references to our Appraisal Report and our opinion concerning subscription rights in such filings including the Prospectus of Innes Street Financial Corporation.



                                        /s/ Robin L. Fussell
                                        Robin L. Fussell
                                        Principal